UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2016 (March 28, 2016)

Bob Evans Farms, Inc. (Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
8111 Smith’s Mill Road, New Albany, Ohio 43054
(Address of principal executive offices Zip Code)
(614) 491-2225
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and formal fiscal year, if changed since last report)
_______________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bob Evans Farms, Inc. (the “Company”) has appointed Beth A. Rauschenberger, 51, as the Company’s Senior Vice President, Chief Accounting Officer and Controller. In such role, she will be the Company’s principal accounting officer. Ms. Rauschenberger will report to Mark E. Hood, the Company’s chief administrative and chief financial officer.

Prior to her joining the Company, Ms. Rauschenberger was the Vice President, Internal Audit for the Nationwide Mutual Insurance Company in Columbus, Ohio from August 2011 to March 2016, and Associate Vice President, Enterprise Reporting, from December 2007 to August 2011. She was the Director, SEC Reporting, for Cardinal Health, Inc., in Dublin, Ohio from October 2006 to November 2007. Ms. Rauschenberger is a graduate of The Ohio State University with a BSBA in Accounting and Management Information Systems.

Ms. Rauschenberger has no family relationships with any of our directors or executive officers. There are no relationships between the Company or its subsidiaries, on one hand, and Ms. Rauschenberger, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits - None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOB EVANS FARMS, INC.

Date: March 28, 2016	By:	/s/ Kevin C. O'Neil
Kevin C. O’Neil, Vice President, Assoc. General Counsel and Asst. Corporate Secretary